Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com	Austin Beijing Dallas Houston London Los Angeles New York The Woodlands Washington, DC

June 10, 2009

BJ Services Company

4601 Westway Park Blvd.

Houston, Texas 77041

Ladies and Gentlemen:

We have acted as special counsel to BJ Services Company, a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on June 10, 2009. The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by the Company of senior debt securities (the “Debt Securities”) of the Company, on terms to be determined at the time of the offering. All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Registration Statement or in the Senior Indenture (as defined below), as the case may be.

The Debt Securities will be issued pursuant to an indenture governing senior debt securities dated June 8, 2006, between the Company and Wells Fargo Bank, N.A., as trustee, as amended (the “Senior Indenture”).

In arriving at the opinion expressed below, we have examined the following:

(i)	the Certificate of Incorporation and By-laws of the Company, in each case as amended to date,

(ii)	the Registration Statement,

(iii)	the Prospectus,

(iv)	the Senior Indenture, and

(v)

the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinion expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

In rendering the opinion expressed below, we have assumed that:

(i)	any supplemental indenture to the Senior Indenture and any Board Resolution and/or any Officer’s Certificate executed and delivered pursuant to the Senior Indenture, in any such case, pursuant to which any Debt Securities are issued, will comply with the Senior Indenture as theretofore supplemented, and the form and terms of such Debt Securities will comply with the Senior Indenture as then supplemented (including by any such supplemental indenture) and any such Board Resolution and/or Officer’s Certificate; and

(ii)	the form and terms of such Debt Securities, when established, the issuance, sale and delivery thereof by the Company, and the incurrence and performance of any issuer’s respective obligations thereunder or in respect thereof (including, without limitation, its obligations under the Senior Indenture) in accordance with the terms thereof, will comply with, and will not violate, the Company’s Certificate of Incorporation or By-laws, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Company, or to which the issuance, sale and delivery of such Debt Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities. In addition, we have assumed the receipt by each person to whom or for whose benefit a Debt Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Debt Security or the receipt by the Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Debt Securities of which such Debt Security is one, of a global security then evidencing such Debt Securities, and the issuance and sale of and payment for the Debt Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the board of directors of the Company and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. With respect to any series of Debt Securities to be issued under the Senior Indenture, when (a) the applicable supplement, if any, to the Senior Indenture, has been duly authorized and validly executed and delivered by the Company and the trustee under the Senior Indenture, or the applicable Board Resolution has been duly authorized and validly executed and delivered by the Company, or the applicable Officer’s Certificate has been validly executed and delivered by a duly authorized officer of the Company, in each case, in accordance with the terms of the Senior Indenture, (b) the Senior Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Company has taken all necessary action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Senior Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, the Debt Securities of such series will constitute valid and legally binding obligations of the Company.

Our opinion set forth in paragraph 1 above is subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

With respect to our opinion expressed above as it relate to Debt Securities denominated in a currency other than U.S. dollars, we note that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into Dollars at the rate of exchange prevailing on the date of entry of the judgment, and (ii) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in Dollars, but we express no opinion as to the rate of exchange such Federal court would apply.

We express no opinion other than as to the laws of the State of New York and the Delaware General Corporation Law (which is deemed to include the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting those laws).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent we do not admit that we are “experts” under the Securities Act or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

Very truly yours,

/s/ Andrews Kurth LLP